EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2000, except as to the information presented in Note A, which is as of July 25, 2000 relating to the financial statements and financial statement schedule of Netegrity, Inc., which appear in Netegrity Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999.

                                              /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 23, 2000